EXHIBIT 12(a)

            HOUSEHOLD INTERNATIONAL NETHERLANDS B.V.

        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
          (All dollar amounts are stated in thousands.)


Three months ended March 31                                 1994*
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Income from operations                                  $   71.1
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Income taxes                                                47.4
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Fixed charges:
  Interest expense                                       2,591.5
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Total earnings as defined                               $2,710.0
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Ratio of earnings to fixed charges                          1.05
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* During the first quarter of 1993, the Company had no active operations; consequently, the ratio of earnings to fixed charges is not meaningful and has been omitted.



A:\WP51\BVEX12A.AS1 (5/11/94)